[Form of]
                           [JPMorgan Chase Letterhead]

                                November 19, 2004



ASA (Bermuda) Limited
11 Summer Street
4th Floor
Buffalo, NY 14209

Dear Sirs:

      JPMorgan Chase Bank, as custodian for ASA (Bermuda) Limited ("ASAB"), hereby agrees to serve as agent for service of process in the United States for
(1) ASAB; (2) all directors and officers of ASAB who are not residents of the United States; and (3) The Standard Bank of South Africa Limited, Chase's subcustodian in South Africa.

                                    Very truly yours,

                                    JPMORGAN CHASE BANK

                                    By:
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                                    Name:
                                           ----------------------------

                                    Title:
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